DISCOVERY PARTNERS INTERNATIONAL, INC.
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of January 1, 2003 (the “Effective Date”) by and between Discovery Partners International, Inc., a Delaware corporation (the “Company”), and Arnold Hagler (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.  SERVICES AND COMPENSATION

(a)                The Company agrees to engage Consultant, and Consultant agrees to provide services to the Company under the terms and conditions herein provided. Consultant agrees to provide services to the Company, up to a maximum of forty (40) days per year, in such capacity or capacities as may be agreed upon from time to time by the Company and Consultant. Such services may include the provision of advice, input, and support for the Company’s internal research planning and targeted external business development, marketing, publications, and communications activities. Consultant will not perform any services for the Company except as and when authorized or requested by the Company.

(b)               The Company shall pay Consultant for his services hereunder fifty thousand dollars ($50,000) per year, payable semimonthly in the amount of $2,083.33. The Company shall reimburse Consultant for pre-approved and reasonable expenses, such as telephone, travel and lodging expenses, incurred by Consultant at the Company’s request, consistent with the Company’s general policies for employee/consultant expenses.

2.  NON-EXCLUSIVITY

The parties acknowledge that during the Term of this Agreement Consultant shall be permitted to provide services to third parties, including competitors of the Company, which services may be similar to the services provided by Consultant to the Company under this Agreement. Nothing in this Agreement shall be construed to limit Consultant’s right and ability to provide such services to any third party; provided, however, that Consultant shall be required to comply with the confidentiality provisions of this Agreement and any other agreements between Consultant and the Company.

3.  OWNERSHIP AND ASSIGNMENT OF INVENTIONS

(a)                Consultant will promptly and fully disclose and assign to the Company (even after the Term of this Agreement) all Inventions (defined below) made by Consultant (either alone or jointly with others) resulting from or arising out of services provided to the Company hereunder during the Term of this Agreement. All such Inventions will be the sole property of the Company. Consultant represents and warrants that Consultant has no obligations to any third party which prohibit or restrict the right to assign to the Company exclusive right, title and interest in and to any and all Inventions made by Consultant resulting from or arising out of services provided to the Company hereunder during the Term of this Agreement. Consultant agrees to assist the Company at Company’s expense, and to execute any further documents that are necessary or appropriate, to obtain, maintain, or enforce patents on any Inventions described above in the United States and elsewhere.

(b)               As used in this Agreement, the term “Inventions” means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, results of experiments, processes, techniques and know-how, whether or not patentable, and whether or not related to the Company’s business, which result from or arise out of services rendered to the Company and are invented, conceived, discovered, developed or reduced to practice by Consultant, either alone or jointly with others.

4.  CONFIDENTIALITY

(a)                Consultant shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, finances, suppliers, customers, marketing methods or contractual relationships. Upon termination of this Agreement for any reason, upon written request of the Company, Consultant will promptly deliver to the Company all correspondence, drawings, manuals, notes, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s technologies, customers, business plans, marketing strategies, products or processes and/or which contain proprietary information or trade secrets.

(b)               Consultant may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as reasonably possible, make available to the Company and its counsel the documents and other information sought and shall reasonably assist such counsel in resisting or otherwise responding to such process.

5.  CONFLICTING OBLIGATIONS

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from fully complying with the provisions hereof, and further certifies that Consultant will not enter into such conflicting agreement during the term of this Agreement.

6.  TERM AND TERMINATION

This Agreement shall be effective as of the Effective Date and shall continue through and including December 31, 2004. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the services hereunder or is in breach of any material provision of this Agreement, that certain General Release and Settlement Agreement between the parties dated as of December 31, 2002 (the “General Release”), or that certain Proprietary Information and Inventions Agreement between the parties dated as of July 20, 2000 (the “Proprietary Information Agreement”). For the avoidance of doubt, termination of this Agreement shall not cause any stock option issued to Consultant under the General Release to terminate or discontinue vesting. Consultant agrees that he remains bound by the Proprietary Information Agreement as if there had been no break in time between his service as an employee and his service here as a consultant to the Company. Upon termination of this Agreement, all rights and duties of the parties toward each other under this Agreement shall cease except Sections 2, 3, 4, 6, 7, 9, and 10 shall survive termination or expiration of this Agreement.

7.  INDEPENDENT CONTRACTOR; NO AGENCY

Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant acknowledges the obligation to pay all self-employment and other taxes thereon and that he will not be eligible for any employee benefits. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company: (i) to pay withholding taxes or similar items; or (ii) resulting from Consultant being determined not to be an independent contractor.

8.  [INTENTIONALLY OMITTED]

9.  ARBITRATION

Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement and Consultant’s services to the Company or termination by the Company shall be determined and settled by final and binding arbitration in San Diego, California in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

10.  MISCELLANEOUS

(a)                Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

(b)               This Agreement, the General Release, the Proprietary Information Agreement, that certain Stock Purchase Agreement by and between the parties dated as of the date hereof (the “Stock Purchase Agreement”), and the documents referenced therein, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and are intended to be fully binding and enforceable. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

(c)                This Agreement may not be amended or changed except by the written agreement of the Company and Consultant. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a present or future waiver of such provisions and the express waiver by either party of any provision of this Agreement shall not constitute a waiver of any future obligation to comply with such provision.

(d)               In the event of any action brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recovery of attorneys’ fees, as well as all other costs and expenses of bringing such action as an element of damages, as permitted by law.

(e)                This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles.

(f)                This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused to be executed or executed this CONSULTING AGREEMENT as of the day and year first above written.

Consultant:		The Company:

DISCOVERY PARTNERS INTERNATIONAL, INC.
Signature:		By:

	Arnold Hagler	Chief Executive Officer